Exhibit (j)(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Boylston Street Trust: Fidelity Stable Value Fund, which is included in Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 10, 2002